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                                                                       EXHIBIT 5

                       [LETTERHEAD OF LATHAM & WATKINS]


                                January 8, 1997


Film Roman, Inc.
12020 Chandler Boulevard, Suite 200
North Hollywood, California  91607

          Re:  Film Roman, Inc.:
               Registration Statement on Form S-8
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Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), that you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,227,695 shares (the "Shares") of common stock, par value $.01 per share, to be sold by Film Roman, Inc., a Delaware corporation (the "Company"), under the Company's Stock Option Plan (the "Plan").

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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[LETTERHEAD OF LATHAM & WATKINS]

Film Roman, Inc.
January 8, 1997
Page 2

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any local agencies within the state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and upon issuance of the Shares under the terms of the Plan and related option agreements and delivery and payment therefor of legal consideration in excess of the aggregate par value of the Shares issued, the Shares will be validly issued, fully paid and nonassessable.

          We consent to you filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ Latham & Watkins